Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated October 25, 2017, relating to the balance sheet of Legacy Acquisition Corp. as of December 31, 2016, and the related statements of operations, changes in stockholder’s deficit and cash flows for the period from March 15, 2016 (inception) to December 31, 2016, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
October 25, 2017